EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Charles Daniel Vogt, President and Chief Executive Officer of DZS Inc. (the "Company"), and Thomas J. Cancro, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) of the Company, each hereby certify that, to his knowledge:

1.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 11, 2021

/s/ Charles Daniel Vogt	/s/ Thomas J. Cancro
Charles Daniel Vogt	Thomas J. Cancro
President, Chief Executive Officer	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)